                  [SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]

                                 April 29, 2005

Board of Directors
Paragon Life Insurance Company
190 Carondelet Plaza
St. Louis, Missouri 63105

          Re: Separate Account A of Paragon Life Insurance Company
              (File Nos. 33-18341 and 811-5382)

Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the statement of additional information filed as part of post-effective amendment number 19 to the registration statement on Form N-6 (File Nos. 33-18341 and 811-5382) filed by Separate Account A of Paragon Life Insurance Company with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                Very truly yours,

                                                SUTHERLAND ASBILL & BRENNAN LLP


                                                By: /s/ Stephen E. Roth
                                                    ----------------------------
                                                    Stephen E. Roth